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                                                        Exhibit 10.1


                                   May 7 ,1997



National Insurance Group
395 Oyster Point Blvd., Suite 500
South San Francisco, CA  94080

Attention: Mark A. Speizer, Chairman and Chief Executive Officer

Dear Mr. Speizer:

This letter agreement (the "Agreement") confirms my understanding and agreement that (i) the following terms and conditions were discussed with me prior to being offered employment, and (ii) I agreed to them at that time and I accept them as terms and conditions of my employment as an employee of National Insurance Group, a California corporation ("National")or any of its subsidiaries which currently exist or may exist in the future. The current subsidiaries of National are Fastrac Systems, Inc., Fastrac Systems, Inc. Insurance Agent & Broker, Pinnacle Data Corporation, and Great Pacific Insurance Company. Unless the context requires otherwise, any references in this Agreement to the Company shall mean National and its subsidiaries collectively.

My employment by the Company shall be as an employee of the Company ("Employment") and is subject to the terms and conditions set forth in this Agreement, together with all written rules, policies and procedures of the Company that may be in effect from time to time during my employment ("Policies and Procedures").

1.      Compensation.

        1.1 Salary Compensation. My bi-weekly salary shall be $6,730.77 ("Salary Compensation"), which shall be paid to me in accordance with payroll practices and procedures of the Company, less any applicable withholdings, taxes as required by law and any deductions authorized by me. My Salary Compensation shall accrue from the first day of my Employment, which shall be May 26, 1997. My Salary Compensation may be adjusted, to be increased or


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decreased on or after the first anniversary of my Employment if I am an employee of the Company at such time.

        1.2 Bonus Plan. In addition to my Salary Compensation, I understand that I shall be eligible to receive a bonus from the Company under a bonus plan; provided, however, the minimum amount which shall be awarded to me as a bonus during each Working Year as defined in Section 5(a) of this Agreement shall be $20,000 and the maximum payable to me in any Working Year shall be $50,000. The foregoing bonus shall be based on mutually agreed upon performance benchmarks which shall be determined within ninety (90) days of the commencement of my Employment. The minimum amount of the foregoing bonus shall be paid on a monthly basis, and any additional amounts shall be paid upon my meeting the benchmarks established by the Company. I understand that, except as provided above, there is no guarantee, promise or assurance that I will be granted any other bonus under any other bonus plan or, if I am awarded any other bonus, that any such other award granted to me would be equal to those granted to other employees of the Company, including but not limited to, officers who hold the same or similar titles or offices or who perform the same or similar duties as me.

        1.3 Reimbursement for Reasonable Business Expenses. I further understand that the Company will reimburse me for any reasonable business related expenses incurred by me for travel (for air travel, coach fares only), entertainment or other business expenses in accordance with the Policies and Procedures of the Company. All requests for reimbursements or any advances by the Company for expenses shall be on such forms as the Company may require with documentation or substantiation of any such expenses. All requests for reimbursement of expenses or advances shall be approved by one of the following officers of the Company
(i) the Chairman of the Board and Chief Executive Officer, (ii) the President; or (iii) any Executive Vice President as may be designated by the Chairman or the President. I understand that I may be issued one or more credit cards, including, without limitation an American Express Corporate Card, issued to me on the account of the Company. I agree that I will use any such charge only for business purposes or, in the event that I use any such credit cards for personal purposes, I will identify any such expense as personal in nature and pay to the Company the amount of any such charges at the time the account is rendered to the Company for payment by the credit


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card entity. The Company may revoke, modify or suspend its issuance of credit cards to its employees, including me.

        1.4 Modification of Agreement of Employment Termination and Release. My prior employment with the Company, which was rendered pursuant to a certain Agreement for Employment, dated January 1, 1990 (the "Original Employment Agreement"), and was terminated pursuant to a certain Agreement of Employment Termination and Release, dated July 2, 1995 (the "Termination Agreement"). Pursuant to the Original Employment Agreement, as confirmed in the Termination Agreement, I am entitled to receive certain commissions for a three year period commencing January 1, 1995 (the "Commissions"). With respect to the Commissions which would otherwise be earned and payable for the period after May 1, 1997, the provisions relating to the payment of such Commissions shall be modified as follows:

        a. To the extent the Commissions are earned in any given month, I shall be paid $12,000 of the Commissions each month. If the amount of the Commissions earned for a particular month is greater than $12,000, then the Company shall hold such excess amount of Commissions (the "Excess Commissions"). The cumulative amount of such Excess Commissions which remains unpaid, from time to time, as hereinafter provided, shall be referred to as "Cumulative Excess Commissions". The Company shall not be obligated to hold the Cumulative Excess Commissions in a separate account, and shall not be obligated to pay me any interest on the Cumulative Excess Commissions.

        b. If the amount of the Commissions earned for a particular month is less than $12,000, then I shall be paid (i) the amount of the Commissions earned for such month, plus (ii) an amount equal to the difference between the amount of Commissions earned for such month and $12,000; provided however, the amount payable under (ii) above shall only be paid to me from the Cumulative Excess Commissions in an amount up to, but not in excess of, the total amount of the Cumulative Excess Commissions, as it exists at such time. Any amounts so paid from the Cumulative Excess Commissions shall reduce the amount of Cumulative Excess Commissions.

        c. If my Employment is terminated at any time, the Company shall pay to me promptly the total amount, if any, of the


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Cumulative Excess Commissions which exist at that time, and if my Employment is terminated prior to December 31, 1997 then any Commissions earned after the date of such termination shall be paid in the same manner as they would have been paid before the execution of this Agreement.

        d. If, at any time, while I am employed by the Company, when there exists any Cumulative Excess Commissions, any subsidiary of National makes an initial public offering of its common stock, then, by delivery of a written notice to the Company prior to such initial public offering, I may elect to accelerate the payment of all or a portion of amount of the Cumulative Excess Commissions which exists at that time, which amounts shall be paid by the Company to such subsidiary on my behalf in exchange for common stock of such subsidiary at a purchase price per share which is equal to seventy-five percent (75%) of the initial public offering price of the stock; provided, however, any such purchase of common stock shall be subject to the approval of the underwriter engaged by the subsidiary with respect to any such initial public offering.

        e. Except as specifically provided herein, the terms and conditions of the Termination Agreement shall remain unchanged and nothing provided herein shall be construed to extend the period during which Commissions are earned or to otherwise amend, change or modify the method by which Commissions are determined.

2. Position and Title. My position shall be Executive Vice President, Business Development and Strategic Marketing of National and I understand that I will be elected as an officer of National and may be elected as an officer of one of more of the subsidiaries of National. I shall have such duties as may be assigned to me by the Chairman of the Board and Chief Executive Officer or the President of National at any time or from time to time. I shall report to the Chairman of the Board and Chief Executive Officer or to the President of National if the Chairman so designates.

3. Work Hours; Exempt Employee Status. I agree that I will work at least forty hours per week, during the normal business hours of the Company, prevailing local time, however, I understand that I will not receive any additional compensation for any hours that I work in excess of eight hours per day and forty hours per week. As an executive officer of the Company with my duties as Executive


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Vice President, Business Development and Strategic Planning, I understand and agree that my duties may require my services in excess of the services performed by other employees of the Company. I agree that I will devote my full time and attention to the performance of my duties during business hours. I further agree that I will not engage in any civic or other activities that would materially interfere with the performance of my duties under this Agreement or as an employee of the Company. I will not engage in any other business or commercial activity. Notwithstanding the foregoing and provided any such service does not involve more than one day per month, I may serve as a director of any other corporation and/or organization as long as such service does not interfere with my assigned duties at the Company and provided that any such service does not constitute an actual or potential conflict of interest with the Company.

4. At Will Employment. I understand and agree that my Employment will be "at-will". This means that the Company has the right to and can terminate my Employment at any time, with or without cause, and without notice, and I can terminate my Employment at any time, with or without cause, and without notice. There is no promise that my Employment will continue for a specific period of time, duration or term and there is no promise that my employment will be terminated only under particular circumstances. NO POSITION WITHIN THE COMPANY IS CONSIDERED PERMANENT. This Section 4 constitutes the entire agreement between me and the Company regarding the term of my Employment.

5. Vacations. The following is the vacation policy of the Company applicable to me.

        a. My paid vacation time ("Vacation Time") will accrue on the following basis: (i) .0625 of a vacation day for each full working day worked at the Company during each Working Year until such Vacation Time is modified by the Company. A "Working Year" begins on the first day of my Employment and ends 365 continuous days thereafter.

        b. If I do not take any Vacation Time within 180 days from the end of each Working Year of my Employment, the Company will require that I take my accrued Vacation Time and will assign me Vacation Time that must be used by me. I am required to take

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Vacation Time within the 180 day period described in Section 5.b because a stacking of accrued Vacation Time beyond one Working Year into an extended vacation may be a hardship on the Company.

        c. I will give advance written notice of the dates my Vacation Time is to begin and end by completing the Company's Vacation Request Form then in effect ("Vacation Request") and submitting it to my supervisor, no less than 60 days before my proposed Vacation Time will begin. I will be given a written receipt for the Vacation Request and my supervisor will review my Vacation Request with the Company's payroll supervisor. If my supervisor and the payroll supervisor are unable to agree mutually to approve the Vacation Request, my Vacation Request shall be forwarded to the Chief Executive Officer or President of the Company for review (my supervisor, the payroll supervisor, and/or the Chief Executive Officer or President shall be referred to herein as the "Designated Persons"). The Designated Persons can, in their discretion, turn down my request for the proposed dates of Vacation Time in my Vacation Request, but the Designated Persons must provide me with alternative dates which I must use instead. The Designated Persons will provide me with a written acceptance or rejection of the Vacation Request no more than 30 days after I present it to my supervisor.

6.      Health/Life/Welfare Plans.

        a. I will be eligible for coverage under the Company's health/life/welfare plans ("plans"), as may be amended from time-to-time, on the thirty-first consecutive day of my Employment; provided, however, long term disability coverage will commence only on the ninety-first consecutive day of my Employment. The Company shall pay the entire cost of dependent coverage for medical, dental and vision care pursuant to the plans for my dependents eligible for coverage through the Company provided plans which are in place from time to time. Even though my dependents and I will be eligible for the plans on the thirty-first consecutive day of my Employment (except in the case of long term disability, in which case I will be eligible on the ninety-first consecutive day of my Employment), the actual date coverage would go into effect on the plans, as respects me or my dependents eligible for coverage, is at the sole discretion of the plans' provider(s) (i.e., the insurance company or plans' trust).


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        b. Once my dependents and I are covered by the plans my
dependents and I will be covered until the earlier of the following:

           i. The date my Employment ceases, subject to Federal and State laws and regulations regarding the termination date of such coverage, or

           ii. Coverage for my dependents or me or the Companies under the plans is terminated by the insurance company or other organization providing these benefits, or

           iii. The insurance company or other organization providing these benefits refuses to cover my dependents or me under any of the plans.

7.      Sick Time.

        a. If I do not work because of illness, sickness, disease, accident or disability, at the option of the Company, the Company, in its sole discretion, may require me to bring a written notice from my physician, addressed to the Company, on the day I return to work (i) indicating the reason I was unable to work on the days that I missed work and stating "I have determined that (my name) was too ill, sick, diseased, injured or disabled to report to work and perform his duties from (insert date) to (insert date)", and (ii) stating that I am now able to resume the duties I performed and work the number of hours I was employed to work prior to such absence. I consent to the disclosure by my physician to the Company of such medical information as the Company may be legally entitled to obtain regarding my ability to perform my job.

        b. If sick time pay ("Sick Time") is provided by the Company, it is only payable to me for the times when I am too ill, sick, diseased, injured or disabled to do the work which I was then employed by the Company to do.

        c. Currently, the Company provides me with six (6) Sick Time days during my Working Year. The Sick Time accrues at one-half day per each two consecutive pay periods. At the end of any Working Year, all accrued unused Sick Time is transferred to the next concurrent Working Year. No more than six (6) Sick Time days may


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be used in any Working Year. If unused Sick Time days are carried over from one
Working Year to the next concurrent Working Year, then the amount of Sick Time days I can accrue in that next concurrent Working Year shall be limited to the difference between the unused Sick Time days carried forward to the next concurrent Working Year and six (6) days.

        d. The Company reserves the right to eliminate Sick Time upon 30 days' notice to its employees.

        e Normal visits to my doctor or dentist, which are not due to illness, sickness, disease, accident or disability of a nature which prevented me from performing the work which I was then employed by the Company to do, shall not be considered Sick Time and I shall prearrange such visit with my supervisor.

8. Unpaid Absences. Any absence from work for any reason that is not expressly compensated pursuant to this Agreement will result in a deduction from my salary compensation, for the appropriate pay period, of an amount equal to the salary compensation I would have been paid for the time of such absence and, in the Company's discretion, I may not be allowed to make up time in this regard. Nothing herein shall operate to authorize an unpaid absence.

9.      Other Benefits.

        9.1 Automobile Allowance. The Company shall pay me $500 per month as a reimbursement for automotive expenses, which is intended to include, but not be limited to, any mileage allowance and insurance reimbursement.

        9.2 Cellular Telephone Expenses. I shall be reimbursed for cellular telephone expenses related to the business of the Company.

        9.3 Laptop Computer. I shall be provided an appropriate laptop computer to use in my Employment which laptop computer shall remain the property of the Company.

        9.4 Parking Space. I shall be provided a reserved parking space at the Company's building located at 395 Oyster Point
Boulevard, South San Francisco, California.



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10.     Travel Expectations. I understand that my duties as an employee shall require that I travel during the term of my employment with the Company. The areas in which I may travel and the frequency of my travel to perform my duties as an employee may be changed from time to time in the sole discretion of the Company.

11. Proprietary Information. I agree to be bound by the terms of the Proprietary Information Agreement and exhibits thereto, which are attached as Exhibit "A" and incorporated by this reference ("Proprietary Agreement"), and, by the rules of confidentiality promulgated by the Company from time to time and applicable to employees of the Company.

12. Outside Activities. Unless I receive official notification to the contrary in writing from either the Chairman of the Board and Chief Executive Officer or President of the Company ("Official Notice"), the Company does not now nor will it in the future sponsor any kind of event or activity for employees or others, including, without limitation any athletic events. Any participation in an activity by any officer, manager or director of the Company does not in any way signify or imply a change to the foregoing. I assume personal risk for any injury or loss associated with any activity or event, whether I, or my dependents are participants or spectators, unless I have received Official Notice that such activity or event is sponsored by the Company, in which case the activity or event shall be subject to the terms and conditions of that Official Notice.

13. No Promises or Representations With Respect to Career, Advancement, Stock Ownership and Other Employment Issues.

        a. No promises of a career opportunity at the Company have been made to me.

        b. No promises of future increases in Salary Compensation, or other compensation payable by the Company have been made to me.

        c. Except as specifically provided herein, no promises of being able to obtain ownership in the Company have been made to me.

        d. No promises of sharing the profits of the Company have been made to
me.
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        e. No promises of advancement in the Company have been made to me.

        f. No promises of a review of my work and/or performance at the Company have been made to me, but the Company reserves the right to do so at any time.

        g. Except to the extent specifically provided herein, nothing contained herein shall be deemed to terminate, amend or modify any agreement that I may have with the Company, including, without limitation, any confidentiality and nondisclosure agreements.

14. Constitutional Rights and Offensive Conduct. The Company has advised me that it does not condone or approve any matter or thing, written or oral:

        a. that denigrates any person, creed, color, sex, race, religion, national origin, personal persuasion, derivation or political belief;

        b. or anything else that, to the reasonable employer or employee, would be considered offensive.

15. Consequences of Breach by Employee. Any breach by me of the terms and/or conditions of employment set forth in this Agreement or the Policies and Procedures, may result in discipline up to and including termination of my Employment. Timely performance of my duties of Employment is very important to the Company.

16. References. If and when the Company is asked for references of any kind on prior or current employees, including me, the Company may withhold any references for any reason.

17. Conditions of Offer. This Agreement and the terms and conditions described in it are subject to (i) my first completing, signing and submitting an Application for Employment to the Company, and (ii) the receipt of the following, which the Company may then deem acceptable: my references and background information received from any present or past employer or supervisor, educational institution, law enforcement agency, state and/or federal administrator, credit bureau, collection agency, military branch, the National Personnel Records Center for the purpose of


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obtaining my motor vehicle history, credit history and/or criminal history. I hereby release any person and/or entity from any and all liability relating to their furnishing any such information to the Company; provided, that such information relating to me is factually correct.

18.     Modifications to this Agreement.

        a. No promises or changes in my Employment status or concerning any of the terms and conditions of this Agreement or any other matter affecting or relating to my relationship with the Company have been be made to me and I agree that no such promises, or changes are valid unless they are made to me in writing and signed by the Chairman of the Board and Chief Executive Officer or President of the Company, or the person designated in writing by either of them to make such promises or changes.

        b. This Agreement and the terms and conditions described in it cannot be changed orally or by any conduct of either me or the Company or any course of dealings between me or another and the Company. Oral agreements are not binding on the Company. This Agreement is a fully-integrated agreement that stands on its own and requires no other document to interpret its meaning, and is binding by itself and covers all the issues raised within it.

19. Worker's Compensation Insurance. I have been informed that the Company carries Workers' Compensation Insurance, as required by law.

20. Miscellaneous. If my Employment changes from the Company to any subsidiary of the Company, then all of the above terms and conditions remain in force with respect to my Employment by the entity for whom I previously worked and by the entity for whom I am then working. Any waiver by the Company of any breach by me of any term or condition of this Agreement or the Policies and Procedures shall not be construed as a waiver of any subsequent breach by me of this Agreement or the Policies and Procedures. I acknowledge that I have received a copy of this Agreement.

21. Arbitration. Any dispute between me and the Company relating to this Agreement, the Policies and Procedures or my Employment shall be resolved by binding, non-appealable arbitration in accordance with the Commercial Arbitration Rules of the American


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Arbitration Association, except as otherwise mandated by law or governmental regulation. Any such arbitration shall occur in San Francisco, California. The fees and expenses of the arbitrator for any arbitration under this Agreement shall be paid by the Company.

22. Governing Law. This Agreement shall be governed by the laws of the State of California.

23. Severability. If any term, condition or provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be full, severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision was never a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance. In lieu of any such provision that is illegal, invalid or unenforceable, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

24. Headings. The headings and captions for the various sections and provisions of this Agreement are solely for the purpose of ease of reference for the parties and will not be considered in any manner as affecting the construction or interpretation of this Agreement.

I have read the foregoing provisions of this Agreement, consisting of this and the preceding twelve pages and I fully understand and agree to the terms and conditions of this Agreement as a condition to my employment by the Company.


 /s/ Douglas H. Helm                                Dated: May 7,1997
--------------------------
Douglas H. Helm

ACCEPTED and AGREED
NATIONAL INSURANCE GROUP


By: /s/ Mark A. Speizer                             Dated: May 7, 1997
   --------------------------------
   Mark A. Speizer
   Chairman and Chief Executive Officer

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